Exhibit 99.1
News Release

Contact:	Dan Eggers Investor Relations 312-394-2345 Paul Adams Corporate Communications 410-470-4167

EXELON REPORTS SECOND QUARTER 2018 RESULTS

Earnings Release Highlights

•	GAAP Net Income of $0.56 per share and Adjusted (non-GAAP) Operating Earnings of $0.71 per share for the second quarter of 2018

•	Reaffirming full year 2018 Adjusted Operating Earnings guidance of $2.90 to $3.20 per share

•	Strong utility operations with every utility achieving top decile CAIDI performance

•	Legislation passed in Pennsylvania and Delaware will support investment in the Utility of the Future

•	Customer savings from the Tax Cuts & Jobs Act (TCJA) are now projected to exceed $675 million annually across Exelon's electric and gas distribution and transmission customers

•	New Jersey zero emissions certificate (ZEC) legislation signed by Gov. Phil Murphy on May 23, 2018
CHICAGO (August 2, 2018) — Exelon Corporation (NYSE: EXC) today reported its financial results for the second quarter of 2018.
“Exelon’s utility and power businesses performed well operationally and financially in the second quarter.  Our strategy to accelerate investment in advanced technology and infrastructure to improve customer service gained momentum as lawmakers in Pennsylvania and Delaware passed legislation that will support our initiatives to create the utility of the future,” said Christopher M. Crane, Exelon’s President and CEO. “In May, New Jersey Gov. Phil Murphy signed legislation creating a zero emissions certificate program that will preserve the state’s emissions-free nuclear power plants and the economic and environmental benefits they provide. Our commitment to the communities we serve remains a core value, with our employees setting a new company record by volunteering more than 18,000 hours in 104 cities across the U.S. as part of National Volunteer Month.”
“Exelon again delivered solid financial results with non-GAAP operating earnings of $0.71 per share, which is above our guidance range of $0.55-$0.65 per share,” said Joseph Nigro, Exelon’s Senior Executive Vice President and CFO. “As we look ahead to the rest of the year, we are on solid footing and will continue to focus on delivering strong operational and financial results for our stakeholders.  Exelon remains on track to meet our full-year guidance of $2.90-$3.20 per share and expects to earn $0.80-$0.90 per share in the third quarter.”

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Second Quarter 2018
Exelon's GAAP Net Income for the second quarter of 2018 increased to $0.56 per share from $0.10 per share in the second quarter of 2017; Adjusted (non-GAAP) Operating Earnings increased to $0.71 per share in the second quarter of 2018 from $0.56 per share in the second quarter of 2017. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 7.

Adjusted (non-GAAP) Operating Earnings in the second quarter of 2018 primarily reflect higher electric distribution earnings at ComEd, regulatory rate increases at PHI, decreased nuclear outage days, increased capacity prices, the favorable impacts of the Illinois Zero Emission Standard (ZES), realized gains on nuclear decommissioning trust fund investments and tax savings related to the TCJA at Generation, partially offset by lower realized energy prices at Generation.

Operating Company Results1

ComEd

ComEd's second quarter of 2018 GAAP Net Income increased to $164 million from $118 million in the second quarter of 2017. ComEd’s Adjusted (non-GAAP) Operating Earnings increased to $164 million for the second quarter of 2018 from $141 million in the second quarter of 2017, primarily reflecting higher electric distribution earnings. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.

PECO

PECO’s second quarter of 2018 GAAP Net Income increased to $96 million from $88 million in the second quarter of 2017. PECO’s Adjusted (non-GAAP) Operating Earnings for the second quarter of 2018 increased to $97 million from $89 million in the second quarter of 2017, primarily due to favorable weather conditions and volumes.

Heating degree days were up 46.5 percent relative to the same period in 2017 and were 9.3 percent above normal. Total retail electric deliveries were up 1.4 percent compared with the second quarter of 2017. Natural gas deliveries (including both retail and transportation segments) in the second quarter of 2018 were up 15.7 percent compared with the same period in 2017.
BGE
BGE’s second quarter of 2018 GAAP Net Income increased to $51 million from $45 million in the second quarter of 2017. BGE’s Adjusted (non-GAAP) Operating Earnings for the second quarter of 2018 increased to $52 million from $46 million in the second quarter of 2017, primarily reflecting transmission rate increases. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
___________
1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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PHI
PHI’s second quarter of 2018 GAAP Net Income increased to $84 million from $66 million in the second quarter of 2017. PHI’s Adjusted (non-GAAP) Operating Earnings for the second quarter of 2018 increased to $86 million from $63 million in the second quarter of 2017, primarily reflecting regulatory rate increases. Due to revenue decoupling, PHI's distribution earnings related to Pepco and DPL Maryland are not affected by actual weather or customer usage patterns.
Generation
Generation's second quarter of 2018 GAAP Net Income increased to $178 million from a Net loss of $235 million in the second quarter of 2017. Generation’s Adjusted (non-GAAP) Operating Earnings for the second quarter of 2018 increased to $331 million from $217 million in the second quarter of 2017, primarily reflecting decreased nuclear outage days, increased capacity prices, the favorable impacts of the Illinois ZES, realized gains on nuclear decommissioning trust fund investments and tax savings related to the TCJA, partially offset by lower realized energy prices.
The proportion of expected generation hedged as of June 30, 2018, was 97 percent to 100 percent for 2018, 71 percent to 74 percent for 2019 and 41 percent to 44 percent for 2020.
Second Quarter and Recent Highlights

•
Tax Cuts and Jobs Act Tax Savings: The Utility Registrants have made filings with their respective regulators to begin passing back to customers the ongoing annual tax savings resulting from the TCJA. In total, the Utility Registrants project total annual savings of over $675 million across their electric and gas distribution customers and electric transmission customers. There were the following developments related to these filings in the second quarter of 2018:

◦
Pursuant to a Pennsylvania Public Utility Commission (PAPUC) order issued on May 17, 2018, to all Pennsylvania utilities without an existing base rate case, PECO began passing back annual tax savings of $4 million to its natural gas distribution customers through a negative surcharge mechanism beginning July 1, 2018.

◦
On May 31, 2018, Pepco received an order from the Maryland Public Service Commission (MDPSC) approving a settlement agreement for its 2018 electric distribution rate case, which included the annual ongoing TCJA tax savings and provides a one-time bill credit to customers of approximately $10 million representing the TCJA tax savings from January 1, 2018, through the effective date of June 1, 2018.

◦
On June 27, 2018, DPL entered into a settlement agreement with parties in Delaware for its pending electric distribution rate case, which includes the annual ongoing TCJA tax savings and provides a one-time bill credit to customers of approximately $3 million representing the TCJA tax savings from February 1, 2018, through March 17, 2018, when full interim rates were put into effect.

◦
ComEd’s, PECO’s, BGE’s, Pepco’s, DPL’s and ACE’s electric transmission formula rate updates effective June 1, 2018, reflect the annual benefit of lower income tax rates from TCJA of $69 million, $20 million, $18 million, $13 million, $12 million and $11 million, respectively.

•
New Jersey Clean Energy Legislation: On May 23, 2018, Governor Murphy of New Jersey signed new legislation, which became effective immediately, that will establish a ZEC program providing compensation for nuclear plants that demonstrate to the NJBPU that they meet certain requirements,

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including that they make a significant contribution to air quality in the state and that their revenues are insufficient to cover their costs and risks. Under the new legislation, the NJBPU will issue ZECs to qualifying nuclear power plants, and the electric distribution utilities in New Jersey, including ACE, will be required to purchase those ZECs and will be allowed to recover the associated costs from their retail distribution customers. The NJBPU has 180 days from the effective date to establish procedures for implementation of the ZEC program and 330 days from the effective date to determine which nuclear power plants are selected to receive ZECs under the program. The quantity of ZECs issued will be determined based on the greater of 40 percent of the total number of MWh of electricity distributed by the public electric distribution utilities in New Jersey in the prior year, or the total number of MWh of electricity generated in the prior year by the selected nuclear power plants. The ZEC price is approximately $10 per MWh during the first 3-year eligibility period. For eligibility periods following the first 3-year eligibility period, the NJBPU has discretion to reduce the ZEC price. Assuming the successful implementation of the New Jersey ZEC program and the selection of Salem as one of the qualifying facilities, the New Jersey ZEC program has the potential to mitigate the heightened risk of earlier retirement for Salem. On the same day, the Governor of New Jersey signed new legislation, which also became effective immediately, that establishes and modifies New Jersey’s clean energy and energy efficiency programs and solar and renewable energy portfolio standards.

•
DPL Delaware Electric Distribution Base Rates: On June 27, 2018, DPL entered into a non-unanimous settlement agreement with the majority of the parties in the proceeding related to its pending electric distribution base rate case. The settlement agreement provides for a net decrease to annual electric distribution base rates of $7 million, which includes annual ongoing TCJA tax savings, and reflects a ROE of 9.7 percent. A decision is expected on the matter in the third quarter of 2018, with a rate refund expected to be issued in the fourth quarter of 2018 if the Delaware Public Service Commission (DPSC) approves the settlement agreement as filed.

•
BGE Maryland Natural Gas Distribution Base Rates: On June 8, 2018, BGE filed an application with the MDPSC to increase its annual natural gas distribution base rates by $63 million, reflecting a requested ROE of 10.5 percent. BGE expects a decision in the first quarter of 2019 but cannot predict what increase the MDPSC will approve.

•
Delaware Distribution System Investment Charge Legislation: On June 14, 2018, Governor Carney of Delaware signed new Distribution System Investment Charge (DSIC) legislation, which establishes a system improvement charge that provides a mechanism to recover infrastructure investments, allowing for gradual rate increases and limiting frequency of distribution base rate cases. DPL expects to make its first filing in Delaware in the fourth quarter of 2018, with the new charge effective in the first quarter of 2019. While this legislation is expected to support needed infrastructure investment and allow for more timely recovery of those investments, Exelon, PHI and DPL cannot predict the potential financial impact on Exelon, PHI or DPL.

•
Pennsylvania Alternative Ratemaking Legislation: On June 28, 2018, Governor Wolf of Pennsylvania signed new legislation, which authorized the PAPUC to review and approve utility-proposed alternative rate designs, including options such as decoupling mechanisms, formula rates, multi-year rate plans, and performance based rates. Exelon and PECO cannot predict the outcome or the potential financial impact, if any, on Exelon or PECO.

•
PJM Transmission Order: On June 15, 2016, a number of parties, including the Utility Registrants, filed a proposed settlement with FERC to resolve outstanding issues related to cost responsibility for charges to transmission customers for certain transmission facilities that operate at or above 500 kV.

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The settlement included provisions for monthly credits or charges related to the periods prior to January 1, 2016, that are expected to be refunded or recovered through PJM wholesale transmission rates through June 2025. On May 31, 2018, FERC issued an order approving the settlement. Pursuant to the order, similar charges for the period January 1, 2016, through June 30, 2018, will also be refunded or recovered through PJM wholesale transmission rates over the subsequent 12-month period. PJM will commence billing the refunds and charges associated with this settlement in August 2018.
Pursuant to the FERC approval of the settlement in the second quarter of 2018, the Utility Registrants recorded gross payables to and receivables from PJM of $135 million and $197 million, respectively, which were offset by regulatory assets and liabilities, resulting in no earnings impact. In addition, Generation recorded a pre-tax charge and payable to PJM of $23 million in the second quarter of 2018.

•
FirstEnergy Solutions: On July 9, 2018, Generation entered into an agreement to purchase FirstEnergy Solutions Corporation's retail electricity and wholesale load serving contracts and certain other related commodity contracts for an all cash purchase price of $140 million. The transaction is expected to close in the fourth quarter of 2018. The closing of the transaction is subject to certain conditions, including Generation being the winning bidder after a court-supervised Section 363 bankruptcy auction, the approval of the Purchase Agreement by the United States Bankruptcy Court for the Northern District of Ohio following the auction, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Either party may terminate the Purchase Agreement if the transaction has not been consummated by December 31, 2018.

•
Agreement for Sale and Decommissioning of Oyster Creek: On July 31, 2018, Generation entered into an agreement with Holtec International (Holtec) and its indirect wholly owned subsidiary, Oyster Creek Environmental Protection, LLC (OCEP), for the sale and decommissioning of Oyster Creek. Generation will transfer to OCEP substantially all the assets associated with Oyster Creek, including assets held in nuclear decommissioning trust (NDT) funds valued at approximately $980 million as of June 30, 2018, along with the assumption of liability for all responsibility for the site, including full decommissioning and ongoing management of spent fuel until the spent fuel is moved offsite. In addition to the assumption of liability for the full decommissioning and ongoing management of spent fuel, other consideration to be received in the transaction is contingent on several factors, including a requirement that Generation deliver a minimum NDT fund balance at closing, subject to adjustment for specific terms that include income taxes that would be imposed on any net unrealized built-in gains and certain decommissioning activities to be performed during the pre-close period after the unit shuts down in the fall of 2018 and prior to the anticipated close of the transaction. Completion of the transaction contemplated by the sale agreement is subject to the satisfaction of several closing conditions, including approval of the license transfer from the NRC and other regulatory approvals, and the receipt of a private letter ruling from the IRS. Generation currently anticipates satisfaction of the closing conditions to occur in the second half of 2019.

•
Mystic Generating Station Early Retirement: On March 29, 2018, Generation announced it had formally notified grid operator ISO-NE of its plans to early retire its Mystic Generating Station assets on June 1, 2022, absent any interim and long-term solutions for reliability and regional fuel security. On May 1, 2018, ISO-NE made a filing with FERC requesting waiver of certain tariff provisions to allow it to retain Mystic units 8 and 9 for fuel security for the 2022 - 2024 planning years. On May 16, 2018, Generation made a filing with FERC to establish cost-of-service compensation and terms and conditions of service for Mystic units 8 and 9 for the period between June 1, 2022 - May 31,

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2024. On July 2, 2018, FERC issued an order denying ISO-NE's May 1, 2018, waiver request on procedural grounds but accepting ISO-NE's conclusions that retirement of Mystic units 8 and 9 could cause a violation of mandatory reliability standards as soon as 2022. Accordingly, FERC ordered ISO-NE to (i) make a filing within 60 days providing for the filing of a short-term cost-of-service agreement to address demonstrated fuel security concerns and (ii) make a filing by July 1, 2019, proposing permanent tariff revisions that would improve its market design to better address regional fuel security concerns. FERC also extended the deadline by which Generation must make a retirement decision for Mystic units 8 and 9 to January 4, 2019. On July 13, 2018, FERC issued an order accepting the cost-of-service agreement for filing, making findings on certain issues and establishing hearing procedures on an expedited schedule. Exelon and Generation cannot predict the final outcome of these proceedings or the potential financial impact, if any, on Exelon or Generation.

•
Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 45,723 gigawatt-hours (GWhs) in the second quarter of 2018, compared with 44,065 GWhs in the second quarter of 2017. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 93.2 percent capacity factor for the second quarter of 2018, compared with 90.9 percent for the second quarter of 2017. The number of planned refueling outage days in the second quarter of 2018 totaled 94, compared with 125 in the second quarter of 2017. There were 2 non-refueling outage days in the second quarter of 2018, compared with 12 in the second quarter of 2017.

•
Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 97.8 percent in the second quarter of 2018, compared with 99.0 percent in the second quarter of 2017. The lower performance in the quarter was primarily due to outages at gas cycle units in Massachusetts and Texas.

Energy Capture for the wind and solar fleet was 95.1 percent in the second quarter of 2018, compared with 95.5 percent in the second quarter of 2017. The lower performance in the quarter was driven by equipment issues at wind farms in Texas.

•	Financing Activities:

◦
On May 23, 2018, ACE entered into two term loan agreements in the aggregate amount of $125 million, which expire on May 22, 2019. Pursuant to the term loan agreements, loans made thereunder bear interest at a variable rate equal to LIBOR plus 0.55 percent and all indebtedness thereunder is unsecured.

◦
On June 21, 2018, Pepco issued $100 million aggregate principal amount of its First Mortgage Bonds, 4.27 percent due June 15, 2048. Pepco used the proceeds to repay existing indebtedness and for general corporate purposes.

◦
On June 21, 2018, DPL issued $200 million in aggregate principal amount of its First Mortgage Bonds, 4.27 percent due June 15, 2048. DPL used the proceeds to repay indebtedness and for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the second quarter of 2018 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2018 GAAP Net Income	$0.56	$539	$164	$96	$51	$84	$178
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $23)	(0.07)	(67)	—	—	—	—	(67)
Unrealized Losses Related to Nuclear Decommissioning Trust (NDT) Fund Investments (net of taxes of $77)	0.08	81	—	—	—	—	81
Merger and Integration Costs (net of taxes of $0)	—	1	—	—	—	—	1
Long-Lived Asset Impairments (net of taxes of $11)	0.03	30	—	—	—	—	30
Plant Retirements and Divestitures (net of taxes of $47)	0.14	127	—	—	—	—	127
Cost Management Program (net of taxes of $4, $0, $0, $0 and $4, respectively)	0.01	12	—	1	1	1	9
Change in Environmental Liabilities (net of taxes of $2)	0.01	5	—	—	—	—	5
Reassessment of Deferred Income Taxes (entire amount represents tax expense)	(0.01)	(8)	—	—	—	1	1
Noncontrolling Interests (net of taxes of $7)	(0.04)	(34)	—	—	—	—	(34)
2018 Adjusted (non-GAAP) Operating Earnings	$0.71	$686	$164	$97	$52	$86	$331

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Adjusted (non-GAAP) Operating Earnings for the second quarter of 2017 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2017 GAAP Net Income[1]	$0.10	$95	$118	$88	$45	$66	$(235)
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $72 and $71, respectively)	0.12	113	—	—	—	—	114
Unrealized Gains Related to NDT Fund Investments (net of taxes of $20)	(0.05)	(45)	—	—	—	—	(45)
Amortization of Commodity Contract Intangibles (net of taxes of $8)	0.01	12	—	—	—	—	12
Merger and Integrations Costs (net of taxes of $9, $1 and $7, respectively)	0.02	15	—	—	—	1	12
Merger Commitments (net of taxes of $3)	—	—	—	—	—	(4)	—
Long-Lived Asset Impairments (net of taxes of $172 and $171, respectively)	0.29	268	—	—	—	—	269
Plant Retirements and Divestitures (net of taxes of $42)	0.07	66	—	—	—	—	66
Cost Management Program (net of taxes of $4, $1, $1 and $3, respectively)	0.01	6	—	1	1	—	4
Like-Kind Exchange Tax Position (net of taxes of $66 and $9, respectively)	(0.03)	(26)	23	—	—	—	—
Noncontrolling Interests (net of taxes of $5)	0.02	20	—	—	—	—	20
2017 Adjusted (non-GAAP) Operating Earnings	$0.56	$524	$141	$89	$46	$63	$217

(1) Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2018 and 2017 ranged from 26.0 percent to 29.0 percent and 39.0 percent to 41.0 percent, respectively. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 48.9 percent and 31.4 percent for the three months ended June 30, 2018 and 2017, respectively.

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Webcast Information
Exelon will discuss second quarter 2018 earnings in a one-hour conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.

About Exelon

Exelon Corporation (NYSE: EXC) is a Fortune 100 energy company with the largest number of utility customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2017 revenue of $33.5 billion. Exelon’s six utilities deliver electricity and natural gas to approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 32,700 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.

Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on August 2, 2018.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2017 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23, Commitments and Contingencies; (2) the Registrants' Second Quarter 2018 Quarterly Report on Form 10-Q (to be filed on

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August 2, 2018) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments
Table of Contents

Consolidating Statements of Operations - three months ended June 30, 2018 and 2017	1

Consolidating Statements of Operations - six months ended June 30, 2018 and 2017	2

Business Segment Comparative Statements of Operations - Generation and ComEd - three and six months ended June 30, 2018 and 2017	3

Business Segment Comparative Statements of Operations - PECO and BGE - three and six months ended June 30, 2018 and 2017	4

Business Segment Comparative Statements of Operations - PHI and Other - three and six months ended June 30, 2018 and 2017	5

Consolidated Balance Sheets - June 30, 2018 and December 31, 2017	6

Consolidated Statements of Cash Flows - six months ended June 30, 2018 and 2017	8

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - three months ended June 30, 2018 and 2017	9

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - six months ended June 30, 2018 and 2017	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income - three months ended June 30, 2018 and 2017	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income - six months ended June 30, 2018 and 2017	15

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Generation - three and six months ended June 30, 2018 and 2017	17

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - ComEd - three and six months ended June 30, 2018 and 2017	19

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PECO - three and six months ended June 30, 2018 and 2017	20

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - BGE - three and six months ended June 30, 2018 and 2017	21

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PHI - three and six months ended June 30, 2018 and 2017	22

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Other - three and six months ended June 30, 2018 and 2017	24

Generation Statistics - three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017	26

Generation Statistics - six months ended June 30, 2018 and 2017	27

ComEd Statistics - three and six months ended June 30, 2018 and 2017	28

PECO Statistics - three and six months ended June 30, 2018 and 2017	29

BGE Statistics - three and six months ended June 30, 2018 and 2017	31

Pepco Statistics - three and six months ended June 30, 2018 and 2017	33

DPL Statistics - three and six months ended June 30, 2018 and 2017	34

ACE Statistics - three and six months ended June 30, 2018 and 2017	36

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Three Months Ended June 30, 2018
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$4,579	$1,398	$653	$662	$1,076	$(292)	$8,076
Operating expenses
Purchased power and fuel	2,280	477	222	229	381	(274)	3,315
Operating and maintenance	1,418	324	191	176	255	(57)	2,307
Depreciation and amortization	466	231	74	114	180	23	1,088
Taxes other than income	134	79	39	59	107	10	428
Total operating expenses	4,298	1,111	526	578	923	(298)	7,138
Gain on sales of assets and businesses	1	1	—	1	—	1	4
Operating income	282	288	127	85	153	7	942
Other income and (deductions)
Interest expense, net	(102)	(85)	(32)	(25)	(65)	(64)	(373)
Other, net	29	4	—	4	11	(4)	44
Total other income and (deductions)	(73)	(81)	(32)	(21)	(54)	(68)	(329)
Income (loss) before income taxes	209	207	95	64	99	(61)	613
Income taxes	23	43	(1)	13	15	(27)	66
Equity in losses of unconsolidated affiliates	(5)	—	—	—	—	—	(5)
Net income (loss)	181	164	96	51	84	(34)	542
Net income attributable to noncontrolling interests	3	—	—	—	—	—	3
Net income (loss) attributable to common shareholders	$178	$164	$96	$51	$84	$(34)	$539

	Three Months Ended June 30, 2017 (c)
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$4,216	$1,357	$630	$674	$1,074	$(286)	$7,665
Operating expenses
Purchased power and fuel	2,157	378	197	234	383	(263)	3,086
Operating and maintenance	2,012	377	190	174	269	(77)	2,945
Depreciation and amortization	334	211	71	112	165	22	915
Taxes other than income	140	72	35	56	110	7	420
Total operating expenses	4,643	1,038	493	576	927	(311)	7,366
Gain on sales of assets and businesses	—	—	—	—	1	—	1
Operating (loss) income	(427)	319	137	98	148	25	300
Other income and (deductions)
Interest expense, net	(129)	(101)	(31)	(26)	(59)	(90)	(436)
Other, net	181	4	2	4	13	(27)	177
Total other income and (deductions)	52	(97)	(29)	(22)	(46)	(117)	(259)
(Loss) income before income taxes	(375)	222	108	76	102	(92)	41
Income taxes	(148)	104	20	31	36	(105)	(62)
Equity in losses of unconsolidated affiliates	(9)	—	—	—	—	—	(9)
Net (loss) income	(236)	118	88	45	66	13	94
Net loss attributable to noncontrolling interests	(1)	—	—	—	—	—	(1)
Net (loss) income attributable to common shareholders	$(235)	$118	$88	$45	$66	$13	$95

(a)	PHI includes the consolidated results of Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Six Months Ended June 30, 2018
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$10,090	$2,910	$1,518	$1,639	$2,327	$(715)	$17,769
Operating expenses
Purchased power and fuel	5,573	1,082	555	609	901	(678)	8,042
Operating and maintenance	2,756	638	466	397	563	(129)	4,691
Depreciation and amortization	914	459	149	248	363	46	2,179
Taxes other than income	272	156	79	124	221	22	874
Total operating expenses	9,515	2,335	1,249	1,378	2,048	(739)	15,786
Gain on sales of assets and businesses	54	5	—	1	—	—	60
Operating income	629	580	269	262	279	24	2,043
Other income and (deductions)
Interest expense, net	(202)	(175)	(64)	(51)	(128)	(125)	(745)
Other, net	(15)	12	2	9	22	(13)	17
Total other income and (deductions)	(217)	(163)	(62)	(42)	(106)	(138)	(728)
Income (loss) before income taxes	412	417	207	220	173	(114)	1,315
Income taxes	32	88	(3)	41	24	(57)	125
Equity in (losses) earnings of unconsolidated affiliates	(12)	—	—	—	—	1	(11)
Net income (loss)	368	329	210	179	149	(56)	1,179
Net income attributable to noncontrolling interests	54	—	—	—	—	—	54
Net income (loss) attributable to common shareholders	$314	$329	$210	$179	$149	$(56)	$1,125

	Six Months Ended June 30, 2017 (c)
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$9,093	$2,656	$1,426	$1,625	$2,248	$(635)	$16,413
Operating expenses
Purchased power and fuel	4,955	713	484	584	845	(596)	6,985
Operating and maintenance	3,503	747	398	357	524	(146)	5,383
Depreciation and amortization	637	419	141	239	332	43	1,811
Taxes other than income	282	144	74	119	221	17	857
Total operating expenses	9,377	2,023	1,097	1,299	1,922	(682)	15,036
Gain on sales of assets and businesses	4	—	—	—	1	—	5
Bargain purchase gain	226	—	—	—	—	—	226
Operating (loss) income	(54)	633	329	326	327	47	1,608
Other income and (deductions)
Interest expense, net	(228)	(185)	(62)	(54)	(122)	(158)	(809)
Other, net	440	8	3	8	26	(51)	434
Total other income and (deductions)	212	(177)	(59)	(46)	(96)	(209)	(375)
Income (loss) before income taxes	158	456	270	280	231	(162)	1,233
Income taxes	(25)	197	55	111	26	(215)	149
Equity in (losses) earnings of unconsolidated affiliates	(19)	—	—	—	—	1	(18)
Net income	164	259	215	169	205	54	1,066
Net loss attributable to noncontrolling interests	(20)	—	—	—	—	—	(20)
Net income attributable to common shareholders	$184	$259	$215	$169	$205	$54	$1,086

(a)	PHI consolidated results includes Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	Generation
	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$4,579	$4,216	$363	$10,090	$9,093	$997
Operating expenses
Purchased power and fuel	2,280	2,157	123	5,573	4,955	618
Operating and maintenance	1,418	2,012	(594)	2,756	3,503	(747)
Depreciation and amortization	466	334	132	914	637	277
Taxes other than income	134	140	(6)	272	282	(10)
Total operating expenses	4,298	4,643	(345)	9,515	9,377	138
Gain on sales of assets and businesses	1	—	1	54	4	50
Bargain purchase gain	—	—	—	—	226	(226)
Operating income (loss)	282	(427)	709	629	(54)	683
Other income and (deductions)
Interest expense, net	(102)	(129)	27	(202)	(228)	26
Other, net	29	181	(152)	(15)	440	(455)
Total other income and (deductions)	(73)	52	(125)	(217)	212	(429)
Income (loss) before income taxes	209	(375)	584	412	158	254
Income taxes	23	(148)	171	32	(25)	57
Equity in losses of unconsolidated affiliates	(5)	(9)	4	(12)	(19)	7
Net income (loss)	181	(236)	417	368	164	204
Net income (loss) attributable to noncontrolling interests	3	(1)	4	54	(20)	74
Net income (loss) attributable to membership interest	$178	$(235)	$413	$314	$184	$130

	ComEd
	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$1,398	$1,357	$41	$2,910	$2,656	$254
Operating expenses
Purchased power	477	378	99	1,082	713	369
Operating and maintenance	324	377	(53)	638	747	(109)
Depreciation and amortization	231	211	20	459	419	40
Taxes other than income	79	72	7	156	144	12
Total operating expenses	1,111	1,038	73	2,335	2,023	312
Gain on sales of assets	1	—	1	5	—	5
Operating income	288	319	(31)	580	633	(53)
Other income and (deductions)
Interest expense, net	(85)	(101)	16	(175)	(185)	10
Other, net	4	4	—	12	8	4
Total other income and (deductions)	(81)	(97)	16	(163)	(177)	14
Income before income taxes	207	222	(15)	417	456	(39)
Income taxes	43	104	(61)	88	197	(109)
Net income	$164	$118	$46	$329	$259	$70

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PECO
	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Variance	2018	2017	Variance
Operating revenues	$653	$630	$23	$1,518	$1,426	$92
Operating expenses
Purchased power and fuel	222	197	25	555	484	71
Operating and maintenance	191	190	1	466	398	68
Depreciation and amortization	74	71	3	149	141	8
Taxes other than income	39	35	4	79	74	5
Total operating expenses	526	493	33	1,249	1,097	152
Operating income	127	137	(10)	269	329	(60)
Other income and (deductions)
Interest expense, net	(32)	(31)	(1)	(64)	(62)	(2)
Other, net	—	2	(2)	2	3	(1)
Total other income and (deductions)	(32)	(29)	(3)	(62)	(59)	(3)
Income before income taxes	95	108	(13)	207	270	(63)
Income taxes	(1)	20	(21)	(3)	55	(58)
Net income	$96	$88	$8	$210	$215	$(5)

	BGE
	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$662	$674	$(12)	$1,639	$1,625	$14
Operating expenses
Purchased power and fuel	229	234	(5)	609	584	25
Operating and maintenance	176	174	2	397	357	40
Depreciation and amortization	114	112	2	248	239	9
Taxes other than income	59	56	3	124	119	5
Total operating expenses	578	576	2	1,378	1,299	79
Gain on sales of assets	1	—	1	1	—	1
Operating income	85	98	(13)	262	326	(64)
Other income and (deductions)
Interest expense, net	(25)	(26)	1	(51)	(54)	3
Other, net	4	4	—	9	8	1
Total other income and (deductions)	(21)	(22)	1	(42)	(46)	4
Income before income taxes	64	76	(12)	220	280	(60)
Income taxes	13	31	(18)	41	111	(70)
Net income	51	45	6	$179	$169	$10

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PHI (b)
	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$1,076	$1,074	$2	$2,327	$2,248	$79
Operating expenses
Purchased power and fuel	381	383	(2)	901	845	56
Operating and maintenance	255	269	(14)	563	524	39
Depreciation and amortization	180	165	15	363	332	31
Taxes other than income	107	110	(3)	221	221	—
Total operating expenses	923	927	(4)	2,048	1,922	126
Gain on sales of assets	—	1	(1)	—	1	(1)
Operating income	153	148	5	279	327	(48)
Other income and (deductions)
Interest expense, net	(65)	(59)	(6)	(128)	(122)	(6)
Other, net	11	13	(2)	22	26	(4)
Total other income and (deductions)	(54)	(46)	(8)	(106)	(96)	(10)
Income before income taxes	99	102	(3)	173	231	(58)
Income taxes	15	36	(21)	24	26	(2)
Net income	$84	$66	$18	$149	$205	$(56)

	Other (c)
	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$(292)	$(286)	$(6)	$(715)	$(635)	$(80)
Operating expenses
Purchased power and fuel	(274)	(263)	(11)	(678)	(596)	(82)
Operating and maintenance	(57)	(77)	20	(129)	(146)	17
Depreciation and amortization	23	22	1	46	43	3
Taxes other than income	10	7	3	22	17	5
Total operating expenses	(298)	(311)	13	(739)	(682)	(57)
Gain on sales of assets	1	—	1	—	—	—
Operating income	7	25	(18)	24	47	(23)
Other income and (deductions)
Interest expense, net	(64)	(90)	26	(125)	(158)	33
Other, net	(4)	(27)	23	(13)	(51)	38
Total other income and (deductions)	(68)	(117)	49	(138)	(209)	71
Loss before income taxes	(61)	(92)	31	(114)	(162)	48
Income taxes	(27)	(105)	78	(57)	(215)	158
Equity in earnings of unconsolidated affiliates	—	—	—	1	1	—
Net (loss) income	$(34)	$13	$(47)	$(56)	$54	$(110)

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(b)	PHI consolidated results includes Pepco, DPL and ACE.

(c)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited) (in millions)

	June 30, 2018	December 31, 2017 (a)
Assets
Current assets
Cash and cash equivalents	$694	$898
Restricted cash and cash equivalents	206	207
Accounts receivable, net
Customer	4,094	4,445
Other	1,407	1,132
Mark-to-market derivative assets	799	976
Unamortized energy contract assets	46	60
Inventories, net
Fossil fuel and emission allowances	270	340
Materials and supplies	1,320	1,311
Regulatory assets	1,293	1,267
Other	1,360	1,260
Total current assets	11,489	11,896
Property, plant and equipment, net	75,284	74,202
Deferred debits and other assets
Regulatory assets	8,023	8,021
Nuclear decommissioning trust funds	13,110	13,272
Investments	636	640
Goodwill	6,677	6,677
Mark-to-market derivative assets	457	337
Unamortized energy contract assets	379	395
Other	1,194	1,330
Total deferred debits and other assets	30,476	30,672
Total assets	$117,249	$116,770

	June 30, 2018	December 31, 2017 (a)
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,252	$929
Long-term debt due within one year	1,158	2,088
Accounts payable	3,113	3,532
Accrued expenses	1,665	1,837
Payables to affiliates	5	5
Regulatory liabilities	701	523
Mark-to-market derivative liabilities	268	232
Unamortized energy contract liabilities	171	231
Renewable energy credit obligation	257	352
PHI merger related obligation	63	87
Other	973	982
Total current liabilities	9,626	10,798
Long-term debt	33,179	32,176
Long-term debt to financing trusts	389	389
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,484	11,235
Asset retirement obligations	10,222	10,029
Pension obligations	3,412	3,736
Non-pension postretirement benefit obligations	2,132	2,093
Spent nuclear fuel obligation	1,157	1,147
Regulatory liabilities	9,677	9,865
Mark-to-market derivative liabilities	507	409
Unamortized energy contract liabilities	538	609
Other	2,087	2,097
Total deferred credits and other liabilities	41,216	41,220
Total liabilities	84,410	84,583
Commitments and contingencies
Shareholders’ equity
Common stock	19,008	18,964
Treasury stock, at cost	(123)	(123)
Retained earnings	14,551	14,081
Accumulated other comprehensive loss, net	(2,921)	(3,026)
Total shareholders’ equity	30,515	29,896
Noncontrolling interests	2,324	2,291
Total equity	32,839	32,187
Total liabilities and shareholders’ equity	$117,249	$116,770

(a)	Certain immaterial prior year amounts in the Registrants' Consolidated Balance Sheets have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2018	2017 (a)
Cash flows from operating activities
Net income	$1,179	$1,066
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	3,000	2,591
Impairment of long-lived assets and losses on regulatory assets	41	445
Gain on sales of assets and businesses	(60)	(5)
Bargain purchase gain	—	(226)
Deferred income taxes and amortization of investment tax credits	(2)	113
Net fair value changes related to derivatives	151	230
Net realized and unrealized losses (gains) on nuclear decommissioning trust fund investments	80	(284)
Other non-cash operating activities	479	415
Changes in assets and liabilities:
Accounts receivable	(105)	301
Inventories	60	(23)
Accounts payable and accrued expenses	(342)	(810)
Option premiums paid, net	(36)	(8)
Collateral received (posted), net	81	(173)
Income taxes	129	58
Pension and non-pension postretirement benefit contributions	(345)	(325)
Other assets and liabilities	(441)	(470)
Net cash flows provided by operating activities	3,869	2,895
Cash flows from investing activities
Capital expenditures	(3,807)	(3,845)
Proceeds from nuclear decommissioning trust fund sales	3,822	5,213
Investment in nuclear decommissioning trust funds	(3,924)	(5,339)
Acquisition of assets and businesses, net	(57)	(212)
Proceeds from sales of assets and businesses	89	211
Other investing activities	31	(9)
Net cash flows used in investing activities	(3,846)	(3,981)
Cash flows from financing activities
Changes in short-term borrowings	200	422
Proceeds from short-term borrowings with maturities greater than 90 days	126	576
Repayments on short-term borrowings with maturities greater than 90 days	(1)	(510)
Issuance of long-term debt	1,488	981
Retirement of long-term debt	(1,309)	(1,049)
Dividends paid on common stock	(666)	(607)
Common stock issued from treasury stock	—	1,150
Proceeds from employee stock plans	27	43
Other financing activities	(50)	(23)
Net cash flows (used in) provided by financing activities	(185)	983
Decrease in cash, cash equivalents and restricted cash	(162)	(103)
Cash, cash equivalents and restricted cash at beginning of period	1,190	914
Cash, cash equivalents and restricted cash at end of period	$1,028	$811

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Cash Flows have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017 (a)
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$8,076	$5	(c)	$7,665	$158	(c),(e)
Operating expenses
Purchased power and fuel	3,315	76	(c),(i)	3,086	(48)	(c),(e)
Operating and maintenance	2,307	(68)	(f),(h),(i),(j),(k)	2,945	(524)	(f),(g),(h),(i),(j)
Depreciation and amortization	1,088	(152)	(i)	915	(35)	(i)
Taxes other than income	428	—		420	—
Total operating expenses	7,138			7,366
Gain on sales of assets and businesses	4	(1)	(i)	1	—
Operating income	942			300
Other income and (deductions)
Interest expense, net	(373)	—		(436)	63	(h),(m)
Other, net	44	158	(d)	177	(66)	(d),(m)
Total other income and (deductions)	(329)			(259)
Income before income taxes	613			41
Income taxes	66	126	(c),(d),(h),(i),(j),(k),(l)	(62)	353	(c),(d),(e),(f),(g),(h),(i),(j),(m)
Equity in losses of unconsolidated affiliates	(5)	—		(9)	—
Net income	542			94
Net income (loss) attributable to noncontrolling interests	3	33	(n)	(1)	(20)	(n)
Net income attributable to common shareholders	$539			$95
Effective tax rate(o)	10.8%			(151.2)%
Earnings per average common share
Basic	$0.56			$0.10
Diluted	$0.56			$0.10
Average common shares outstanding
Basic	967			934
Diluted	969			936
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$(0.07)			$0.12
Unrealized gains (losses) related to NDT fund investments (d)		0.08			(0.05)
Amortization of commodity contract intangibles (e)		—			0.01
Merger and integration costs (f)		—			0.02
Merger commitments (g)		—			—
Long-lived asset impairments (h)		0.03			0.29
Plant retirements and divestitures (i)		0.14			0.07
Cost management program (j)		0.01			0.01
Change in environmental liabilities (k)		0.01			—
Reassessment of deferred income taxes (l)		(0.01)			—
Like-kind exchange tax position (m)		—			(0.03)
Noncontrolling interests (n)		(0.04)			0.02
Total adjustments		$0.15			$0.46

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(e)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions, and in 2018, reflects costs related to the PHI acquisition.

(g)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.

(h)
Adjustment to exclude charges to earnings related to the impairment of the ExGen Texas Power, LLC (EGTP) assets held for sale in 2017, and in 2018 the impairment of certain wind projects at Generation.

(i)
Adjustment to exclude, in 2017, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Three Mile Island nuclear facility. In 2018, primarily reflects accelerated depreciation and amortization expense associated with Generation's decision to early retire the Oyster Creek and Three Mile Island nuclear facilities and a loss associated with Generation's sale of Residential Solar Holding, LLC, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(j)	Adjustment to exclude severance and reorganization costs related to a cost management program.

(k)	Adjustment to exclude charges to adjust the environmental reserve associated with Cotter.

(l)	Adjustment to exclude an adjustment to the remeasurement of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA).

(m)
Adjustment to exclude adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon's like-kind exchange tax position.

(n)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(o)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 20.9% and 36.2% for the three months ended June 30, 2018 and June 30, 2017, respectively.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017 (a)
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$17,769	$102	(c)	$16,413	$116	(c),(e)
Operating expenses
Purchased power and fuel	8,042	(107)	(c),(i)	6,985	(141)	(c),(e),(i)
Operating and maintenance	4,691	(104)	(f),(h),(i),(j),(l)	5,383	(572)	(f),(g),(h),(i),(j)
Depreciation and amortization	2,179	(289)	(i)	1,811	(37)	(e),(i)
Taxes other than income	874	—		857	—
Total operating expenses	15,786			15,036
Gain on sales of assets and businesses	60	(54)	(i)	5	(1)	(i)
Bargain purchase gain	—	—		226	(226)	(k)
Operating income	2,043			1,608
Other income and (deductions)
Interest expense, net	(745)	—		(809)	59	(h),(o),(m)
Other, net	17	269	(d)	434	(274)	(d),(m)
Total other income and (deductions)	(728)			(375)
Income before income taxes	1,315			1,233
Income taxes	125	274	(c),(d),(f),(h),(i),(j),(l),(n)	149	441	(c),(d),(e),(f),(g),(h),(i),(j),(m),(n),(o)
Equity in losses of unconsolidated affiliates	(11)	—		(18)	—
Net income	1,179			1,066
Net income (loss) attributable to noncontrolling interests	54	57	(p)	(20)	(55)	(p)
Net income attributable to common shareholders	$1,125			$1,086
Effective tax rate(q)	9.5%			12.1%
Earnings per average common share
Basic	$1.16			$1.17
Diluted	$1.16			$1.17
Average common shares outstanding
Basic	967			931
Diluted	968			932
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$0.13			$0.15
Unrealized gains (losses) related to NDT fund investments (d)		0.15			(0.15)
Amortization of commodity contract intangibles (e)		—			0.02
Merger and integration costs (f)		—			0.04
Merger commitments (g)		—			(0.15)
Long-lived asset impairments (h)		0.03			0.29
Plant retirements and divestitures (i)		0.23			0.07
Cost management program (j)		0.02			0.01
Bargain purchase gain (k)		—			(0.24)
Change in environmental liabilities (l)		0.01			—
Like-kind exchange tax position (m)		—			(0.03)
Reassessment of deferred income taxes (n)		(0.01)			(0.02)
Tax settlements (o)		—			(0.01)
Noncontrolling interests (p)		(0.06)			0.06
Total adjustments		$0.50			$0.04

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(e)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions, offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs, and in 2018, reflects costs related to the PHI acquisition.

(g)	Adjustment to exclude a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(h)
Adjustment to exclude charges to earnings related to the impairment of the ExGen Texas Power, LLC (EGTP) assets held for sale in 2017, and in 2018 the impairment of certain wind projects at Generation.

(i)
Adjustment to exclude accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Three Mile Island nuclear facility in 2017. In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility, as well as accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility and a loss associated with Generation's sale of Residential Solar Holding, LLC, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(j)	Adjustment to exclude severance and reorganization costs related to a cost management program.

(k)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(l)	Adjustment to exclude charges to adjust the environmental reserve associated with Cotter.

(m)
Adjustment to exclude adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(n)
Adjustment to exclude the change in the District of Columbia statutory tax rate in 2017, and in 2018, an adjustment to the remeasurement of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA).

(o)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests.

(p)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(q)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 18.7% and 35.6% for the six months ended June 30, 2018 and June 30, 2017, respectively.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating
Earnings to GAAP Net Income (in millions)
Three Months Ended June 30, 2018 and 2017
(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd		PECO		BGE		PHI (a)		Other (b)	Exelon
2017 GAAP Net Income (Loss) (c)	$0.10	$(235)	$118		$88		$45		$66		$13	$95
2017 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $71, $1 and $72, respectively)	0.12	114	—		—		—		—		(1)	113
Unrealized Gains Related to NDT Fund Investments (net of taxes of $20) (1)	(0.05)	(45)	—		—		—		—		—	(45)
Amortization of Commodity Contract Intangibles (net of taxes of $8) (2)	0.01	12	—		—		—		—		—	12
Merger and Integration Costs (net of taxes of $7, $1, $1 and $9, respectively) (3)	0.02	12	—		—		—		1		2	15
Merger Commitments (net of taxes of $3, $3 and $0, respectively) (4)	—	—	—		—		—		(4)		4	—
Long-Lived Asset Impairments (net of taxes of $171, $1 and $172) (5)	0.29	269	—		—		—		—		(1)	268
Plant Retirements and Divestitures (net of taxes of $42) (6)	0.07	66	—		—		—		—		—	66
Cost Management Program (net of taxes of $3, $1, $1 and $4, respectively) (7)	0.01	4	—		1		1		—		—	6
Like-Kind Exchange Tax Position (net of taxes of $9, $75 and $66, respectively) (8)	(0.03)	—	23		—		—		—		(49)	(26)
Noncontrolling Interests (net of taxes of $5) (9)	0.02	20	—		—		—		—		—	20
2017 Adjusted (non-GAAP) Operating Earnings (Loss)	0.56	217	141		89		46		63		(32)	524
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	0.01	—	—	(d)	6		—	(d)	1	(d)	—	7
Load	0.01	—	—	(d)	6		—	(d)	4	(d)	—	10
Other Energy Delivery (12)	(0.06)	—	(41)	(e)	(14)	(e)	(5)	(e)	(2)	(e)	—	(62)
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (13)	0.04	37	—		—		—		—		—	37
Nuclear Fuel Cost (14)	—	1	—		—		—		—		—	1
Capacity Pricing (15)	0.05	52	—		—		—		—		—	52
Zero Emission Credit Revenue (16)	0.03	33	—		—		—		—		—	33
Market and Portfolio Conditions (17)	(0.16)	(151)	—		—		—		—		—	(151)
Operating and Maintenance Expense:
Labor, Contracting and Materials (18)	0.05	45	8		(5)		(2)		3		—	49
Planned Nuclear Refueling Outages (19)	0.03	31	—		—		—		—		—	31
Pension and Non-Pension Postretirement Benefits	0.01	5	1		1		1		2		—	10
Other Operating and Maintenance (20)	0.06	23	29		2		(1)		9		(3)	59
Depreciation and Amortization Expense (21)	(0.04)	(12)	(14)		(2)		(1)		(11)		—	(40)
Interest Expense, Net	0.01	10	1		—		1		(4)		1	9
Tax Cuts and Jobs Act Tax Savings (22)	0.13	40	44		12		14		22		(9)	123
Income Taxes (23)	0.01	3	(1)		6		—		(1)		1	8
Equity in Losses of Unconsolidated Affiliates	—	3	—		—		—		—		—	3
Noncontrolling Interests (24)	(0.05)	(58)	—		—		—		—		—	(58)
Other (25)	0.04	52	(4)		(4)		(1)		—		(2)	41
Share Differential (26)	(0.02)	—	—		—		—		—		—	—
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	0.71	331	164		97		52		86		(44)	686
2018 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $23)	0.07	67	—		—		—		—		—	67
Unrealized Losses Related to NDT Fund Investments (net of taxes of $77) (1)	(0.08)	(81)	—		—		—		—		—	(81)
Merger and Integration Costs (net of taxes of $0) (3)	—	(1)	—		—		—		—		—	(1)
Long-Lived Asset Impairments (net of taxes of $11) (5)	(0.03)	(30)	—		—		—		—		—	(30)
Plant Retirements and Divestitures (net of taxes of $47) (6)	(0.14)	(127)	—		—		—		—		—	(127)
Cost Management Program (net of taxes of $4, $0, $0, $0 and $4, respectively) (7)	(0.01)	(9)	—		(1)		(1)		(1)		—	(12)
Change in Environment Liabilities (net of taxes of $2) (10)	(0.01)	(5)	—		—		—		—		—	(5)
Reassessment of Deferred Income Taxes (entire amount represents tax expense) (11)	0.01	(1)	—		—		—		(1)		10	8
Noncontrolling Interests (net of taxes of $7) (9)	0.04	34	—		—		—		—		—	34
2018 GAAP Net Income (Loss)	$0.56	$178	$164		$96		$51		$84		$(34)	$539

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2018 and 2017 ranged from 26.0 percent to 29.0 percent and 39.0 percent to 41.0 percent, respectively. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 48.9 percent and 31.4 percent for the three months ended June 30, 2018 and 2017, respectively.

(a)	PHI consolidated results includes Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(d)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(e)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)	Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(3)
Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions, and in 2018, reflects costs related to the PHI acquisition.

(4)	Represents costs incurred as part of the settlement orders approving the PHI acquisition.

(5)	Primarily reflects charges to earnings related to the impairment of the ExGen Texas Power, LLC (EGTP) assets held for sale in 2017, and in 2018 the impairment of certain wind projects at Generation.

(6)
In 2017, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Three Mile Island nuclear facility. In 2018, primarily reflects accelerated depreciation and amortization expense associated with Generation's decision to early retire the Oyster Creek and Three Mile Island nuclear facilities and a loss associated with Generation's sale of Residential Solar Holding, LLC, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(7)	Represents severance and reorganization costs related to a cost management program.

(8)
Represents adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon's like-kind exchange tax position.

(9)
Represents elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(10)	Represents charges to adjust the environmental reserve associated with Cotter.

(11)	Reflects an adjustment to the remeasurement of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA).

(12)
For all utilities, primarily reflects lower revenues resulting from the anticipated pass back of TCJA tax savings through customer rates. Additionally, for ComEd, reflects decreased revenues resulting from the change to defer and recover over time energy efficiency costs pursuant to the Illinois Future Energy Jobs Act (FEJA), partially offset by increased electric distribution revenues due to higher rate base. For BGE and PHI, reflects increased revenue as a result of rate increases.

(13)	Primarily reflects a decrease in nuclear outage days.

(14)	Primarily reflects a decrease in fuel prices, partially offset by increased nuclear output.

(15)	Primarily reflects increased capacity prices in the New England, Mid-Atlantic and Midwest regions.

(16)	Primarily reflects the impact of the Illinois Zero Emission Standard.

(17)	Primarily reflects lower realized energy prices, lower energy efficiency revenues, partially offset by the impacts of Generation's natural gas portfolio.

(18)	For Generation, primarily reflects decreased spending related to energy efficiency projects and decreased costs related to the sale of Generation's electrical contracting business.

(19)	Primarily reflects a decrease in the number of nuclear outage days in 2018, excluding Salem.

(20)
For Generation, primarily reflects fewer outages at Salem. For ComEd, primarily reflects the change to defer and recover over time energy efficiency costs pursuant to FEJA. For PHI, reflects a decrease in uncollectible accounts expense.

(21)
Reflects ongoing capital expenditures across all operating companies. In addition, for ComEd, reflects the amortization of deferred energy efficiency costs pursuant to FEJA. For BGE, reflects an offset due to certain regulatory assets that became fully amortized as of December 31, 2017. For PHI, reflects increased amortization of Pepco's DC PLUG regulatory asset, which is offset in Other Energy and Delivery.

(22)
Reflects the benefit of lower federal income tax rates and the settlement of a portion of the deferred income tax regulatory liabilities established upon enactment of the TCJA, which is predominantly offset at the utilities in Other Energy Delivery as these tax benefits are anticipated to be passed back through customer rates.

(23)	For Generation, primarily reflects a one-time tax adjustment.

(24)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG and the Renewables Joint Venture.

(25)	For Generation, primarily reflects higher realized NDT fund gains.

(26)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the June 2017 common stock issuance.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating
Earnings to GAAP Net Income (in millions)
Six Months Ended June 30, 2018 and 2017
(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd		PECO		BGE		PHI (a)		Other (b)	Exelon
2017 GAAP Net Income (c)	$1.17	$184	$259		$215		$169		$205		$54	$1,086
2017 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $90, $1 and $91, respectively)	0.15	143	—		—		—		—		(1)	142
Unrealized Gains Related to NDT Fund Investments (net of taxes of $130) (1)	(0.15)	(144)	—		—		—		—		—	(144)
Amortization of Commodity Contract Intangibles (net of taxes of $9) (2)	0.02	15	—		—		—		—		—	15
Merger and Integration Costs (net of taxes of $23, $1, $1, $1, $1 and $25, respectively) (3)	0.04	37	—		1		1		(1)		2	40
Merger Commitments (net of taxes of $18, $52, $67 and $137, respectively) (4)	(0.15)	(18)	—		—		—		(60)		(59)	(137)
Long-Lived Asset Impairments (net of taxes of $171, $1 and $172, respectively) (5)	0.29	269	—		—		—		—		(1)	268
Plant Retirements and Divestitures (net of taxes of $42) (6)	0.07	66	—		—		—		—		—	66
Cost Management Program (net of taxes of $4, $1, $1, $0 and $7, respectively) (7)	0.01	7	—		2		2		—		(1)	10
Bargain Purchase Gain (net of taxes of $0) (8)	(0.24)	(226)	—		—		—		—		—	(226)
Like-Kind Exchange Tax Position (net of taxes of $9, $75 and $66, respectively) (9)	(0.03)	—	23		—		—		—		(49)	(26)
Reassessment of Deferred Income Taxes (entire amount represents tax expense) (10)	(0.02)	—	—		—		—		—		(20)	(20)
Tax Settlements (net of taxes of $1) (11)	(0.01)	(5)	—		—		—		—		—	(5)
Noncontrolling Interests (net of taxes of $12) (12)	0.06	55	—		—		—		—		—	55
2017 Adjusted (non-GAAP) Operating Earnings (Loss)	1.21	383	282		218		172		144		(75)	1,124
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	0.04	—	—	(d)	26		—	(d)	11	(d)	—	37
Load	0.02	—	—	(d)	8		—	(d)	12	(d)	—	20
Other Energy Delivery (14)	(0.12)	—	(82)	(e)	(19)	(e)	(8)	(e)	(6)	(e)	—	(115)
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (15)	0.10	98	—		—		—		—		—	98
Nuclear Fuel Cost (16)	—	(4)	—		—		—		—		—	(4)
Capacity Pricing (17)	0.11	111	—		—		—		—		—	111
Zero Emission Credit Revenue (18)	0.27	266	—		—		—		—		—	266
Market and Portfolio Conditions (19)	(0.23)	(223)	—		—		—		—		—	(223)
Operating and Maintenance Expense:
Labor, Contracting and Materials (20)	0.07	85	1		(8)		(5)		(7)		—	66
Planned Nuclear Refueling Outages (21)	0.06	55	—		—		—		—		—	55
Pension and Non-Pension Postretirement Benefits	0.01	7	—		2		1		4		(1)	13
Other Operating and Maintenance (22)	0.06	65	77		(45)		(26)		(16)		7	62
Depreciation and Amortization Expense (23)	(0.09)	(19)	(29)		(6)		(7)		(22)		(1)	(84)
Interest Expense, Net	0.02	13	(2)		—		2		(5)		7	15
Tax Cuts and Jobs Act Tax Savings (24)	0.27	69	90		32		53		43		(21)	266
Income Taxes (25)	0.04	19	(5)		8		1		(3)		20	40
Equity in Losses of Unconsolidated Affiliates	0.01	5	—		—		—		—		—	5
Noncontrolling Interests (26)	(0.20)	(193)	—		—		—		—		—	(193)
Other (27)	0.05	68	(3)		(5)		(2)		(4)		(2)	52
Share Differential (28)	(0.04)	—	—		—		—		—		—	—
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	1.66	805	$329		211		181		151		(66)	1,611
2018 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $45, $1 and $46, respectively)	(0.13)	(130)	—		—		—		—		1	(129)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $122) (1)	(0.15)	(147)	—		—		—		—		—	(147)
Merger and Integration Costs (net of taxes of $2) (3)	—	(4)	—		—		—		—		—	(4)
Long-Lived Asset Impairments (net of taxes of $11) (5)	(0.03)	(30)	—		—		—		—		—	(30)
Plant Retirements and Divestitures (net of taxes of $79, $1 and $78, respectively) (6)	(0.23)	(219)	—		—		—		—		(1)	(220)
Cost Management Program (net of taxes of $4, $1, $1, $0 and $6, respectively) (7)	(0.02)	(12)	—		(1)		(2)		(1)		—	(16)
Change in Environmental Liabilities (net of taxes of $2) (13)	(0.01)	(5)	—		—		—		—		—	(5)
Reassessment of Deferred Income Taxes (entire amount represents tax expense) (10)	0.01	(1)	—		—		—		(1)		10	8
Noncontrolling Interests (net of taxes of $13) (12)	0.06	57	—		—		—		—		—	57
2018 GAAP Net Income (Loss)	$1.16	$314	$329		$210		$179		$149		$(56)	$1,125

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2018 and 2017 ranged from 26.0 percent to 29.0 percent and 39.0 percent to 41.0 percent, respectively. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 45.3 percent and 47.5 percent for the six months ended June 30, 2018 and 2017, respectively.

(a)	PHI consolidated results includes Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(d)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(e)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)	Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(3)
Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions, offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs, and in 2018, reflects costs related to the PHI acquisition.

(4)	Primarily reflects a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(5)	Primarily reflects charges to earnings related to the impairment of the ExGen Texas Power, LLC (EGTP) assets held for sale in 2017, and in 2018 the impairment of certain wind projects at Generation.

(6)
Primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's previous decision to early retire the Three Mile Island nuclear facility in 2017. In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility, as well as accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility and a loss associated with Generation's sale of Residential Solar Holding, LLC, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(7)	Represents severance and reorganization costs related to a cost management program.

(8)	Represents the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(9)
Represents adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(10)	Reflects the change in the District of Columbia statutory tax rate in 2017, and in 2018, an adjustment to the remeasurement of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA).

(11)	Reflects benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests.

(12)
Represents elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(13)	Represents charges to adjust the environmental reserve associated with Cotter.

(14)
For all utilities, primarily reflects lower revenues resulting from the anticipated pass back of TCJA savings through customer rates, partially offset by higher mutual assistance revenues. Additionally, for ComEd, reflects decreased revenues resulting from the change to defer and recover over time energy efficiency costs pursuant to the Illinois Future Energy Jobs Act (FEJA), partially offset by increased electric distribution revenues due to higher rate base. For BGE and PHI, reflects increased revenue as a result of rate increases.

(15)	Primarily reflects the acquisition of the FitzPatrick nuclear facility and decreased nuclear outage days.

(16)	Primarily reflects increased nuclear output as a result of the FitzPatrick acquisition, partially offset by a decrease in fuel prices.

(17)	Primarily reflects increased capacity prices in the New England, Mid-Atlantic and Midwest regions.

(18)	Reflects the impact of the New York Clean Energy and Illinois Zero Emission Standards, including the impact of zero emission credits generated in Illinois from June 1, 2017 through December 31, 2017.

(19)
Primarily reflects lower realized energy prices, lower energy efficiency revenues, the impact of the deconsolidation of EGTP in 2017 and the conclusion of the Ginna Reliability Support Services Agreement, partially offset by the impacts of Generation's natural gas portfolio and the addition of two combined-cycle gas turbines in Texas.

(20)
For Generation, primarily reflects decreased spending related to energy efficiency projects and decreased costs related to the sale of Generation's electrical contracting business. Additionally, for the utilities, primarily reflects increased mutual assistance expenses.

(21)	Primarily reflects a decrease in the number of nuclear outage days in 2018, excluding Salem.

(22)
For Generation, primarily reflects the impact of a supplemental NEIL insurance distribution and fewer outage days at Salem, partially offset by increased expenses related to the acquisition of FitzPatrick. For ComEd, primarily reflects the change to defer and recover over time energy efficiency costs pursuant to the FEJA. For PECO and BGE, primarily reflects increased storm costs related to the March 2018 winter storms. For PHI, primarily reflects an increase in uncollectible accounts expense. Additionally, for the utilities, reflects increased mutual assistance expenses.

(23)
Reflects ongoing capital expenditures across all operating companies. In addition, for ComEd, reflects the amortization of deferred energy efficiency costs pursuant to FEJA. For BGE, reflects an offset due to certain regulatory assets that became fully amortized as of December 31, 2017. For PHI, reflects increased amortization of Pepco's DC PLUG regulatory asset, which is offset in Other Energy and Delivery.

(24)
Reflects the benefit of lower federal income tax rates and the settlement of a portion of the deferred income tax regulatory liabilities established upon enactment of TCJA, which is predominantly offset at the utilities in Other Energy Delivery as these tax benefits are anticipated to be passed back through customer rates.

(25)	For Generation, primarily reflects one-time tax adjustment and renewable tax credit benefits.

(26)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG and the Renewables Joint Venture.

(27)	For Generation, primarily reflects higher realized NDT fund gains.

(28)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the June 2017 common stock issuance.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Generation
	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,579	$5	(c)	$4,216	$158	(c),(e)
Operating expenses
Purchased power and fuel	2,280	76	(c),(i)	2,157	(48)	(c),(e),(i)
Operating and maintenance	1,418	(64)	(f),(h),(i),(j),(n)	2,012	(516)	(f),(h),(i),(j)
Depreciation and amortization	466	(152)	(i)	334	(35)	(i)
Taxes other than income	134	—		140	—
Total operating expenses	4,298			4,643
Gain on sales of assets and businesses	1	(1)	(i)	—	—
Operating income (loss)	282			(427)
Other income and (deductions)
Interest expense, net	(102)	—		(129)	21	(h)
Other, net	29	158	(d)	181	(64)	(d)
Total other income and (deductions)	(73)			52
Income (loss) before income taxes	209			(375)
Income taxes	23	116	(c),(d),(h),(i),(j),(l),(n)	(148)	282	(c),(d),(e),(f),(h),(i),(j)
Equity in losses of unconsolidated affiliates	(5)	—		(9)	—
Net income (loss)	181			(236)
Net income (loss) attributable to noncontrolling interests	3	33	(o)	(1)	(20)	(o)
Net income (loss) attributable to membership interest	$178			$(235)

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$10,090	$102	(c)	$9,093	$116	(c),(e)
Operating expenses
Purchased power and fuel	5,573	(107)	(c),(i)	4,955	(141)	(c),(e),(i)
Operating and maintenance	2,756	(98)	(f),(h),(i),(j),(n)	3,503	(562)	(f),(h),(i),(j)
Depreciation and amortization	914	(289)	(i)	637	(37)	(e),(i)
Taxes other than income	272	—		282	—
Total operating expenses	9,515			9,377
Gain on sales of assets and businesses	54	(54)	(i)	4	(1)	(i)
Bargain purchase gain	—	—		226	(226)	(k),(i)
Operating income (loss)	629			(54)
Other income and (deductions)
Interest expense, net	(202)	—		(228)	18	(h),(m)
Other, net	(15)	269	(d)	440	(273)	(d)
Total other income and (deductions)	(217)			212
Income before income taxes	412			158
Income taxes	32	263	(c),(d),(f),(h),(i),(j),(l),(n)	(25)	230	(c),(d),(e),(f),(g),(h),(i),(j),(m)
Equity in losses of unconsolidated affiliates	(12)	—		(19)	—
Net income	368			164
Net income (loss) attributable to noncontrolling interests	54	57	(o)	(20)	(55)	(o)
Net income attributable to membership interest	$314			$184

(a)	Results reported in accordance with GAAP.

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(e)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions.

(g)	Adjustment to exclude a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(h)	Adjustment to exclude charges to earnings related to the impairment of the ExGen Texas Power, LLC (EGTP) assets held for sale in 2017, and in 2018 the impairment of certain wind projects.

(i)
Adjustment to exclude accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Three Mile Island nuclear facility in 2017. In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility, as well as accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility and a loss associated with Generation's sale of Residential Solar Holding, LLC, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(j)	Adjustment to exclude severance and reorganization costs related to a cost management program.

(k)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(l)
Adjustment to exclude the change in the District of Columbia statutory tax rate in 2017, and in 2018, an adjustment to the remeasurement of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA).

(m)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests.

(n)	Adjustment to exclude charges to adjust the environmental reserve associated with Cotter.

(o)
Adjustment to exclude the elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	ComEd
	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,398	$—	$1,357	$—
Operating expenses
Purchased power and fuel	477	—	378	—
Operating and maintenance	324	—	377	(1)	(c)
Depreciation and amortization	231	—	211	—
Taxes other than income	79	—	72	—
Total operating expenses	1,111		1,038
Gain on sales of assets	1	—	—	—
Operating income	288		319
Other income and (deductions)
Interest expense, net	(85)	—	(101)	14	(c)
Other, net	4	—	4	—
Total other income and (deductions)	(81)		(97)
Income before income taxes	207		222
Income taxes	43	—	104	(8)	(c)
Net income	$164		$118	$8

	Six Months Ended June 30, 2018		Six Months Ended June 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,910	$—	$2,656	$—
Operating expenses
Purchased power and fuel	1,082	—	713	—
Operating and maintenance	638	—	747	(1)	(c)
Depreciation and amortization	459	—	419	—
Taxes other than income	156	—	144	—
Total operating expenses	2,335		2,023
Gain on sales of assets	5	—	—	—
Operating income	580		633
Other income and (deductions)
Interest expense, net	(175)	—	(185)	14	(c)
Other, net	12	—	8	—
Total other income and (deductions)	(163)		(177)
Income before income taxes	417		456
Income taxes	88	—	197	(8)	(c)
Net income	$329		$259

(a)	Results reported in accordance with GAAP.

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)
Adjustment to exclude adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PECO
	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$653	$—		$630	$—
Operating expenses
Purchased power and fuel	222	—		197	—
Operating and maintenance	191	(1)	(b)	190	(2)	(b)
Depreciation and amortization	74	—		71	—
Taxes other than income	39	—		35	—
Total operating expenses	526			493
Operating income	127			137
Other income and (deductions)
Interest expense, net	(32)	—		(31)	—
Other, net	—	—		2	—
Total other income and (deductions)	(32)			(29)
Income before income taxes	95			108
Income taxes	(1)	—		20	1	(b)
Net income	$96			$88

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,518	$—		$1,426	$—
Operating expenses
Purchased power and fuel	555	—		484	—
Operating and maintenance	466	(2)	(b)	398	(5)	(b),(c)
Depreciation and amortization	149	—		141	—
Taxes other than income	79	—		74	—
Total operating expenses	1,249			1,097
Operating income	269			329
Other income and (deductions)
Interest expense, net	(64)	—		(62)	—
Other, net	2	—		3	—
Total other income and (deductions)	(62)			(59)
Income before income taxes	207			270
Income taxes	(3)	1	(b)	55	2	(b),(c)
Net income	$210			$215

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude reorganization costs related to a cost management program.

(c)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	BGE
	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$662	$—		$674	$—
Operating expenses
Purchased power and fuel	229	—		234	—
Operating and maintenance	176	(2)	(c),(d)	174	(2)	(c),(d)
Depreciation and amortization	114	—		112	—
Taxes other than income	59	—		56	—
Total operating expenses	578			576
Gain on sales of assets	1	—		—	—
Operating income	85			98
Other income and (deductions)
Interest expense, net	(25)	—		(26)	—
Other, net	4	—		4	—
Total other income and (deductions)	(21)			(22)
Income before income taxes	64			76
Income taxes	13	1	(c),(d)	31	1	(c),(d)
Net income	$51			$45

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,639	$—		$1,625	$—
Operating expenses
Purchased power and fuel	609	—		584	—
Operating and maintenance	397	(3)	(c),(d)	357	(5)	(c),(d)
Depreciation and amortization	248	—		239	—
Taxes other than income	124	—		119	—
Total operating expenses	1,378			1,299
Gain on sales of assets	1	—		—	—
Operating income	262			326
Other income and (deductions)
Interest expense, net	(51)	—		(54)	—
Other, net	9	—		8	—
Total other income and (deductions)	(42)			(46)
Income before income taxes	220			280
Income taxes	41	1	(c),(d)	111	2	(c),(d)
Net income	$179			$169

(a)	Results reported in accordance with GAAP.

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Adjustment to exclude reorganization costs related to a cost management program.

(d)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees related to the PHI acquisition.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PHI (c)
	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,076	$—		$1,074	$—
Operating expenses
Purchased power and fuel	381	—		383	—
Operating and maintenance	255	(1)	(d)	269	4	(f),(g)
Depreciation and amortization	180	—		165	—
Taxes other than income	107	—		110	—
Total operating expenses	923			927
Gain on sales of assets	—	—		1	—
Operating income	153			148
Other income and (deductions)
Interest expense, net	(65)	—		(59)	—
Other, net	11	—		13	—
Total other income and (deductions)	(54)			(46)
Income before income taxes	99			102
Income taxes	15	(1)	(d),(e)	36	(1)	(f),(g)
Net income	$84			$66

	Six Months Ended June 30, 2018 (b)			Six Months Ended June 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,327	$—		$2,248	$—
Operating expenses
Purchased power and fuel	901	—		845	—
Operating and maintenance	563	(1)	(d)	524	10	(f),(g)
Depreciation and amortization	363	—		332	—
Taxes other than income	221	—		221	—
Total operating expenses	2,048			1,922
Gain on sales of assets	—	—		1	—
Operating income	279			327
Other income and (deductions)
Interest expense, net	(128)	—		(122)	—
Other, net	22	—		26	—
Total other income and (deductions)	(106)			(96)
Income before income taxes	173			231
Income taxes	24	(1)	(d),(e)	26	51	(f),(g)
Net income	$149			$205

(a)	Results reported in accordance with GAAP.

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	PHI consolidated results includes Pepco, DPL and ACE.

(d)	Adjustment to exclude severance and reorganization costs related to a cost management program.

(e)
Adjustment to exclude the change in the District of Columbia statutory tax rate in 2017, and in 2018, an adjustment to the remeasurement of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA).

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI acquisition, partially offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(g)	Adjustment to exclude a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2016 PHI acquisition.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Other (a)
	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017 (b)
	GAAP (c)	Non-GAAP Adjustments		GAAP (c)	Non-GAAP Adjustments
Operating revenues	$(292)	$—		$(286)	$—
Operating expenses
Purchased power and fuel	(274)	—		(263)	—
Operating and maintenance	(57)	—		(77)	(7)	(d),(i)
Depreciation and amortization	23	—		22	—
Taxes other than income	10	—		7	—
Total operating expenses	(298)			(311)
Gain on sales of assets and businesses	1	—		—	—
Operating income	7			25
Other income and (deductions)
Interest expense, net	(64)	—		(90)	28	(h)
Other, net	(4)	—		(27)	(2)	(h)
Total other income and (deductions)	(68)			(117)
Loss before income taxes	(61)			(92)
Income taxes	(27)	10	(f),(g)	(105)	78	(d),(e),(h),(i)
Net (loss) income	(34)			13

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017 (b)
	GAAP (c)	Non-GAAP Adjustments		GAAP (c)	Non-GAAP Adjustments
Operating revenues	$(715)	$—		$(635)	$—
Operating expenses
Purchased power and fuel	(678)	—		(596)	—
Operating and maintenance	(129)	—		(146)	(9)	(d),(i)
Depreciation and amortization	46	—		43	—
Taxes other than income	22	—		17	—
Total operating expenses	(739)			(682)
Operating income	24			47
Other income and (deductions)
Interest expense, net	(125)	—		(158)	27	(h)
Other, net	(13)	—		(51)	(1)	(h)
Total other income and (deductions)	(138)			(209)
Loss before income taxes	(114)			(162)
Income taxes	(57)	10	(f),(g)	(215)	164	(d),(e),(g),(h),(i)
Equity in earnings of unconsolidated affiliates	1	—		1	—
Net (loss) income	(56)			54

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Results reported in accordance with GAAP.

(d)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

(e)
Adjustment to exclude charges to earnings related to the impairment of the ExGen Texas Power, LLC (EGTP) assets held for sale in 2017, and in 2018 the impairment of certain wind projects at Generation.

(f)
Adjustment to exclude accelerated depreciation and amortization expenses and one-time charges associated with Generation's previous decision to early retire the Three Mile Island nuclear facility in 2017. In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility, as well as accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility and a loss associated with Generation's sale of Residential Solar Holding, LLC, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(g)
Adjustment to exclude the change in the District of Columbia statutory tax rate in 2017, and in 2018, an adjustment to the remeasurement of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA).

(h)
Adjustment to exclude adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(i)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests.

EXELON CORPORATION
Generation Statistics

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	16,498	16,229	16,196	16,480	15,246
Midwest	23,100	23,597	23,922	24,362	22,592
New York(a)(e)	6,125	7,115	7,410	6,905	6,227
Total Nuclear Generation	45,723	46,941	47,528	47,747	44,065
Fossil and Renewables
Mid-Atlantic	907	900	459	596	899
Midwest	321	455	430	218	417
New England	816	2,035	1,258	1,919	1,925
New York	1	1	1	1	1
ERCOT	2,303	2,949	2,684	5,703	2,315
Other Power Regions(b)	2,221	1,993	1,213	2,149	2,084
Total Fossil and Renewables	6,569	8,333	6,045	10,586	7,641
Purchased Power
Mid-Atlantic	557	766	961	2,541	2,901
Midwest	223	336	355	217	413
New England	5,953	5,436	4,596	4,513	4,343
New York	—	—	—	—	—
ERCOT	2,320	1,373	1,622	1,199	1,871
Other Power Regions(b)	4,502	4,134	4,173	3,982	3,507
Total Purchased Power	13,555	12,045	11,707	12,452	13,035
Total Supply/Sales by Region
Mid-Atlantic(c)	17,962	17,895	17,616	19,617	19,046
Midwest(c)	23,644	24,388	24,707	24,797	23,422
New England	6,769	7,471	5,854	6,432	6,268
New York	6,126	7,116	7,411	6,906	6,228
ERCOT	4,623	4,322	4,306	6,902	4,186
Other Power Regions(b)	6,723	6,127	5,386	6,131	5,591
Total Supply/Sales by Region	65,847	67,319	65,280	70,785	64,741
	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Outage Days(d)
Refueling(e)	94	68	60	13	125
Non-refueling(e)	2	6	18	15	12
Total Outage Days	96	74	78	28	137

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Other Power Regions includes, South, West and Canada.

(c)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(d)	Outage days exclude Salem.

(e)	Includes the ownership of the FitzPatrick nuclear facility from March 31, 2017.

EXELON CORPORATION
Exelon Generation Statistics
Six Months Ended June 30, 2018 and 2017

	June 30, 2018	June 30, 2017
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	32,727	31,790
Midwest	46,698	45,061
New York(a)(d)	13,239	10,718
Total Nuclear Generation	92,664	87,569
Fossil and Renewables
Mid-Atlantic	1,807	1,734
Midwest	776	835
New England	2,851	4,002
New York	2	2
ERCOT	5,252	3,684
Other Power Regions	4,214	3,507
Total Fossil and Renewables	14,902	13,764
Purchased Power
Mid-Atlantic	1,323	6,299
Midwest	559	801
New England	11,390	9,407
New York	—	28
ERCOT	3,692	4,525
Other Power Regions	8,635	6,375
Total Purchased Power	25,599	27,435
Total Supply/Sales by Region(b)
Mid-Atlantic(c)	35,857	39,823
Midwest(c)	48,033	46,697
New England	14,241	13,409
New York	13,241	10,748
ERCOT	8,944	8,209
Other Power Regions	12,849	9,882
Total Supply/Sales by Region	133,165	128,768

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(c)	Includes the ownership of the FitzPatrick nuclear facility from March 31, 2017.

EXELON CORPORATION
ComEd Statistics
Three Months Ended June 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Rate-Regulated Electric Deliveries and Sales(a)
Residential	6,557	5,919	10.8%	1.5%	$699	$644	8.5%
Small commercial & industrial	7,735	7,437	4.0%	1.7%	357	340	5.0%
Large commercial & industrial	7,111	6,798	4.6%	3.2%	127	119	6.7%
Public authorities & electric railroads	286	282	1.4%	1.2%	12	11	9.1%
Other(b)	—	—	n/a	n/a	213	217	(1.8)%
Total rate-regulated electric revenues(c)	21,689	20,436	6.1%	2.1%	1,408	1,331	5.8%
Other Rate-Regulated Revenue(d)					(10)	26	(138.5)%
Total Electric Revenue					$1,398	$1,357	3.0%
Purchased Power					$477	$378	26.2%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	820	577	734	42.1%	11.7%
Cooling Degree-Days	364	263	241	38.4%	51.0%

Six Months Ended June 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Rate-Regulated Electric Deliveries and Sales(a)
Residential	13,173	12,160	8.3%	1.2%	$1,416	$1,255	12.8%
Small commercial & industrial	15,578	15,146	2.9%	0.6%	741	668	10.9%
Large commercial & industrial	13,948	13,480	3.5%	2.0%	280	226	23.9%
Public authorities & electric railroads	646	625	3.4%	2.1%	25	22	13.6%
Other(b)	—	—	n/a	n/a	444	437	1.6%
Total rate-regulated electric revenues(c)	43,345	41,411	4.7%	1.2%	2,906	2,608	11.4%
Other Rate-Regulated Revenue(d)					4	48	(91.7)%
Total Electric Revenue					$2,910	$2,656	9.6%
Purchased Power					$1,082	$713	51.8%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	3,937	3,227	3,875	22.0%	1.6%
Cooling Degree-Days	364	263	241	38.4%	51.0%

Number of Electric Customers	2018	2017
Residential	3,631,213	3,605,731
Small Commercial & Industrial	379,862	375,976
Large Commercial & Industrial	2,002	2,009
Public Authorities & Electric Railroads	4,776	4,785
Total	4,017,853	3,988,501

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $5 million and $3 million for the three months ended June 30, 2018 and 2017, respectively, and $19 million and $9 million for the six months ended June 30, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.

EXELON CORPORATION
PECO Statistics
Three Months Ended June 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	2,946	2,809	4.9%	3.8%	$338	$331	2.1%
Small commercial & industrial	1,930	1,914	0.8%	0.4%	97	100	(3.0)%
Large commercial & industrial	3,811	3,830	(0.5)%	0.1%	52	57	(8.8)%
Public authorities & electric railroads	182	196	(7.1)%	(5.6)%	6	8	(25.0)%
Other(b)	—	—	n/a	n/a	60	51	17.6%
Total rate-regulated electric revenues(c)	8,869	8,749	1.4%	1.2%	553	547	1.1%
Other Rate-Regulated Revenue(d)					7	3	133.3%
Total Electric Revenue					560	550	1.8%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	5,889	4,577	28.7%	0.9%	62	50	24.0%
Small commercial & industrial	3,598	3,039	18.4%	0.2%	25	22	13.6%
Large commercial & industrial	6	5	20.0%	12.8%	—	—	n/a
Transportation	5,981	5,759	3.9%	3.2%	5	5	—%
Other(f)	—	—	n/a	n/a	1	3	(66.7)%
Total rate-regulated natural gas revenues(g)	15,474	13,380	15.7%	1.6%	93	80	16.3%
Other Rate-Regulated Revenue(d)					$—	$—	n/a
Total Natural Gas Revenues					$93	$80	16.3%
Total Electric and Natural Gas Revenues					$653	$630	3.7%
Purchased Power and Fuel					$222	$197	12.7%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	482	329	441	46.5%	9.3%
Cooling Degree-Days	382	415	383	(8.0)%	(0.3)%

Six Months Ended June 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	6,574	6,187	6.3%	1.7%	$741	$713	3.9%
Small commercial & industrial	3,958	3,890	1.7%	(0.4)%	198	197	0.5%
Large commercial & industrial	7,514	7,456	0.8%	1.1%	110	109	0.9%
Public authorities & electric railroads	379	420	(9.8)%	(9.1)%	14	16	(12.5)%
Other(b)	—	—	n/a	n/a	122	99	23.2%
Total rate-regulated electric revenues(c)	18,425	17,953	2.6%	0.8%	1,185	1,134	4.5%
Other Rate-Regulated Revenue(d)					8	6	33.3%
Total Electric Revenue					1,193	1,140	4.6%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	26,463	22,689	16.6%	0.9%	223	192	16.1%
Small commercial & industrial	14,016	12,130	15.5%	2.2%	87	77	13.0%
Large commercial & industrial	52	13	300.0%	291.0%	1	—	n/a
Transportation	13,549	13,448	0.8%	(3.3)%	11	11	—%
Other(f)	—	—	n/a	n/a	3	6	(50.0)%
Total rate-regulated natural gas revenues(g)	54,080	48,280	12.0%	0.2%	325	286	13.6%
Other Rate-Regulated Revenue(d)					$—	$—	n/a
Total Natural Gas Revenues					$325	$286	13.6%
Total Electric and Natural Gas Revenues					$1,518	$1,426	6.5%
Purchased Power and Fuel					$555	$484	14.7%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,879	2,423	2,885	18.8%	(0.2)%
Cooling Degree-Days	382	415	385	(8.0)%	(0.8)%

Number of Electric Customers	2018	2017	Number of Natural Gas Customers	2018	2017
Residential	1,474,901	1,461,931	Residential	478,954	474,360
Small Commercial & Industrial	152,152	150,783	Small Commercial & Industrial	43,748	43,400
Large Commercial & Industrial	3,114	3,105	Large Commercial & Industrial	1	4
Public Authorities & Electric Railroads	9,544	9,795	Transportation	767	768
Total	1,639,711	1,625,614	Total	523,470	518,532

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)	Includes operating revenues from affiliates totaling $2 million for both the three months ended June 30, 2018 and 2017 and $3 million for both the six months ended June 30, 2018 and 2017.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)	Includes operating revenues from affiliates totaling less than $1 million for both the three and six months ended June 30, 2018 and 2017.

EXELON CORPORATION
BGE Statistics
Three Months Ended June 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	2,717	2,629	3.3%	0.9%	$295	$300	(1.7)%
Small commercial & industrial	700	677	3.4%	(3.4)%	60	58	3.4%
Large commercial & industrial	3,396	3,373	0.7%	(1.9)%	101	107	(5.6)%
Public authorities & electric railroads	69	72	(4.2)%	(14.2)%	7	8	(12.5)%
Other(b)	—	—	n/a	n/a	78	71	9.9%
Total rate-regulated electric revenues(c)	6,882	6,751	1.9%	(1.1)%	541	544	(0.6)%
Other Rate-Regulated Revenue(d)					7	27	(74.1)%
Total Electric Revenue					548	571	(4.0)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	5,271	3,613	45.9%	15.1%	74	60	23.3%
Small commercial & industrial	1,433	1,075	33.3%	13.3%	13	12	8.3%
Large commercial & industrial	10,167	8,340	21.9%	18.2%	23	19	21.1%
Other(f)	2,661	116	2,194.0%	n/a	12	4	200.0%
Total rate-regulated natural gas revenues(g)	19,532	13,144	48.6%	16.9%	122	95	28.4%
Other Rate-Regulated Revenue(d)					$(8)	$8	(200.0)%
Total Natural Gas Revenues					$114	$103	10.7%
Total Electric and Natural Gas Revenues					$662	$674	(1.8)%
Purchased Power and Fuel					$229	$234	(2.1)%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	498	397	507	25.4%	(1.8)%
Cooling Degree-Days	299	283	256	5.7%	16.8%

Six Months Ended June 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	6,297	5,756	9.4%	2.2%	$688	$686	0.3%
Small commercial & industrial	1,485	1,425	4.2%	(0.4)%	128	128	—%
Large commercial & industrial	6,752	6,641	1.7%	(0.7)%	207	215	(3.7)%
Public authorities & electric railroads	136	140	(2.9)%	(3.1)%	14	15	(6.7)%
Other(b)	—	—	n/a	n/a	156	138	13.0%
Total rate-regulated electric revenues(c)	14,670	13,962	5.1%	0.5%	1,193	1,182	0.9%
Other Rate-Regulated Revenue(d)					13	55	(76.4)%
Total Electric Revenue					1,206	1,237	(2.5)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	27,046	21,730	24.5%	4.0%	298	245	21.6%
Small commercial & industrial	6,207	4,853	27.9%	8.2%	47	42	11.9%
Large commercial & industrial	25,817	22,816	13.2%	7.2%	70	64	9.4%
Other(f)	8,039	2,395	235.7%	n/a	40	17	135.3%
Total rate-regulated natural gas revenues(g)	67,109	51,794	29.6%	5.8%	455	368	23.6%
Other Rate-Regulated Revenue(d)					$(22)	$20	(210.0)%
Total Natural Gas Revenues					$433	$388	11.6%
Total Electric and Natural Gas Revenues					$1,639	$1,625	0.9%
Purchased Power and Fuel					$609	$584	4.3%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,939	2,460	2,898	19.5%	1.4%
Cooling Degree-Days	299	283	256	5.7%	16.8%

Number of Electric Customers	2018	2017	Number of Natural Gas Customers	2018	2017
Residential	1,163,789	1,154,330	Residential	630,714	624,392
Small Commercial & Industrial	113,745	113,329	Small Commercial & Industrial	38,274	38,211
Large Commercial & Industrial	12,183	12,113	Large Commercial & Industrial	5,900	5,809
Public Authorities & Electric Railroads	268	276	Total	674,888	668,412
Total	1,289,985	1,280,048

(a)
Reflects delivery volumes and revenue from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended June 30, 2018 and 2017, respectively, and $3 million for both the six months ended June 30, 2018 and 2017.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)
Includes operating revenues from affiliates totaling $4 million and $2 million for the three months ended June 30, 2018 and 2017, respectively, and $9 million and $5 million for the six months ended June 30, 2018 and 2017, respectively.

EXELON CORPORATION
PEPCO Statistics
Three Months Ended June 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	1,799	1,757	2.4%	(5.6)%	$228	$223	2.2%
Small commercial & industrial	309	326	(5.2)%	(7.9)%	33	34	(2.9)%
Large commercial & industrial	3,693	3,675	0.5%	(1.6)%	212	193	9.8%
Public authorities & electric railroads	174	172	1.2%	1.2%	9	8	12.5%
Other(b)	—	—	n/a	n/a	49	49	—%
Total rate-regulated electric revenues(c)	5,975	5,930	0.8%	(3.1)%	531	507	4.7%
Other Rate-Regulated Revenue(d)					(8)	7	(214.3)%
Total Electric Revenue					523	514	1.8%
Purchased Power					$140	$143	(2.1)%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	327	207	307	58.0%	6.5%
Cooling Degree-Days	575	546	486	5.3%	18.3%

Six Months Ended June 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	4,082	3,757	8.7%	(0.6)%	$486	$460	5.7%
Small commercial & industrial	655	652	0.5%	(3.0)%	65	68	(4.4)%
Large commercial & industrial	7,363	7,160	2.8%	0.8%	402	382	5.2%
Public authorities & electric railroads	350	362	(3.3)%	(3.6)%	16	16	—%
Other(b)	—	—	n/a	n/a	98	96	2.1%
Total rate-regulated electric revenues(c)	12,450	11,931	4.4%	—%	1,067	1,022	4.4%
Other Rate-Regulated Revenue(d)					13	23	(43.5)%
Total Electric Revenue					1,080	1,045	3.3%
Purchased Power					$322	$309	4.2%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,456	1,955	2,436	25.6%	0.8%
Cooling Degree-Days	578	550	489	5.1%	18.2%

Number of Electric Customers	2018	2017
Residential	798,741	787,708
Small Commercial & Industrial	53,460	53,393
Large Commercial & Industrial	21,846	21,767
Public Authorities & Electric Railroads	147	139
Total	874,194	863,007

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended June 30, 2018 and 2017, respectively, and $3 million for both six months ended June 30, 2018 and 2017.

(d)	Includes alternative revenue programs and late payment charges.

EXELON CORPORATION
DPL Statistics
Three Months Ended June 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	1,115	1,045	6.7%	2.1%	$142	$145	(2.1)%
Small Commercial & industrial	536	526	1.9%	0.8%	44	45	(2.2)%
Large Commercial & industrial	1,187	1,131	5.0%	4.0%	25	26	(3.8)%
Public authorities & electric railroads	10	12	(16.7)%	(16.7)%	3	4	(25.0)%
Other(b)	—	—	n/a	n/a	41	39	5.1%
Total rate-regulated electric revenues(c)	2,848	2,714	4.9%	2.6%	255	259	(1.5)%
Other Rate-Regulated Revenue(d)					6	1	500.0%
Total Electric Revenue					261	260	0.4%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	957	713	34.2%	5.6%	13	10	30.0%
Small commercial & industrial	644	513	25.5%	5.8%	8	5	60.0%
Large commercial & industrial	466	453	2.9%	2.9%	1	2	(50.0)%
Transportation	1,420	1,324	7.3%	4.9%	4	2	100.0%
Other(f)	—	—	n/a	n/a	2	3	(33.3)%
Total rate-regulated natural gas revenues	3,487	3,003	16.1%	5.0%	28	22	27.3%
Other Rate-Regulated Revenue(d)					—	—	n/a
Total Natural Gas Revenues					28	22	27.3%
Total Electric and Natural Gas Revenues					$289	$282	2.5%
Purchased Power and Fuel					$114	$113	0.9%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	460	358	468	28.5%	(1.7)%
Cooling Degree-Days	372	361	334	3.0%	11.4%

Gas Service Territory				% Change
Heating Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	481	372	498	29.3%	(3.4)%

Six Months Ended June 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	2,666	2,404	10.9%	2.9%	$333	$321	3.7%
Small Commercial & industrial	1,105	1,057	4.5%	2.3%	90	89	1.1%
Large Commercial & industrial	2,266	2,195	3.2%	1.9%	48	50	(4.0)%
Public authorities & electric railroads	22	25	(12.0)%	(12.0)%	7	8	(12.5)%
Other(b)	—	—	n/a	n/a	82	78	5.1%
Total rate-regulated electric revenues(c)	6,059	5,681	6.7%	2.4%	560	546	2.6%
Other Rate-Regulated Revenue(d)					7	11	(36.4)%
Total Electric Revenue					567	557	1.8%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	5,442	4,453	22.2%	4.0%	60	50	20.0%
Small commercial & industrial	2,521	2,197	14.7%	(2.4)%	26	22	18.2%
Large commercial & industrial	984	960	2.5%	2.5%	5	4	25.0%
Transportation	3,633	3,493	4.0%	0.6%	9	7	28.6%
Other(f)	—	—	n/a	n/a	6	4	50.0%
Total rate-regulated natural gas revenues	12,580	11,103	13.3%	1.5%	106	87	21.8%
Other Rate-Regulated Revenue(d)					—	—	n/a
Total Natural Gas Revenues					106	87	21.8%
Total Electric and Natural Gas Revenues					$673	$644	4.5%
Purchased Power and Fuel					$291	$270	7.8%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,875	2,452	2,875	17.3%	—%
Cooling Degree-Days	373	361	336	3.3%	11.0%

Gas Service Territory				% Change
Heating Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,985	2,543	3,000	17.4%	(0.5)%

Number of Electric Customers	2018	2017	Number of Natural Gas Customers	2018	2017
Residential	461,596	458,361	Residential	122,754	121,166
Small Commercial & Industrial	61,189	60,499	Small Commercial & Industrial	9,810	9,725
Large Commercial & Industrial	1,362	1,410	Large Commercial & Industrial	18	18
Public Authorities & Electric Railroads	624	636	Transportation	154	155
Total	524,771	520,906	Total	132,736	131,064

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)	Includes operating revenues from affiliates totaling $2 million for both three months ended June 30, 2018 and 2017 and $4 million for both six months ended June 30, 2018 and 2017.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

EXELON CORPORATION
ACE Statistics
Three Months Ended June 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	825	814	1.4%	(2.2)%	$135	$130	3.8%
Small Commercial & industrial	309	302	2.3%	0.3%	38	40	(5.0)%
Large Commercial & industrial	872	853	2.2%	1.4%	45	49	(8.2)%
Public Authorities & Electric Railroads	11	11	—%	—%	4	4	—%
Other(b)	—	—	n/a	n/a	44	44	—%
Total rate-regulated electric revenues(c)	2,017	1,980	1.9%	(0.3)%	266	267	(0.4)%
Other Rate-Regulated Revenue(d)					(1)	3	(133.3)%
Total Electric Revenue					265	270	(1.9)%
Purchased Power					$128	$128	—%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	515	435	554	18.4%	(7.0)%
Cooling Degree-Days	354	324	292	9.3%	21.2%

Six Months Ended June 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	1,815	1,693	7.2%	2.9%	$295	$272	8.5%
Small Commercial & industrial	623	585	6.5%	4.6%	75	76	(1.3)%
Large Commercial & industrial	1,696	1,618	4.8%	4.0%	91	94	(3.2)%
Public Authorities & Electric Railroads	26	24	8.3%	8.3%	7	7	—%
Other(b)	—	—	n/a	n/a	110	86	27.9%
Total rate-regulated electric revenues(c)	4,160	3,920	6.1%	3.6%	578	535	8.0%
Other Rate-Regulated Revenue(d)					(3)	9	(133.3)%
Total Electric Revenue					575	544	5.7%
Purchased Power					$289	$266	8.6%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,927	2,585	3,028	13.2%	(3.3)%
Cooling Degree-Days	354	324	293	9.3%	20.8%

Number of Electric Customers	2018	2017
Residential	489,050	486,173
Small Commercial & Industrial	61,134	61,013
Large Commercial & Industrial	3,590	3,744
Public Authorities & Electric Railroads	654	629
Total	554,428	551,559

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $1 million both the three months ended June 30, 2018 and 2017 and $2 million and $1 million for the six months ended June 30, 2018 and 2017 respectively.

(d)	Includes alternative revenue programs and late payment charges.